ASSET PURCHASE AND SALE AGREEMENT

                                  by and among

                            CALUMET ACQUISITION CORP.

                              CALUMET COACH COMPANY

                            CALUMET COACH COMPANY LTD

                                MOBIL TECH, INC.

                            BAF COMMUNICATIONS CORP.

                            (collectively, "Seller")

                                       and

                               AK ASSOCIATES, LLC

                                  ("Purchaser")



                              Dated April 30, 2001

7
043838.0027  AUSTIN  226909 v7

                        ASSET PURCHASE AND SALE AGREEMENT

         This Asset Purchase and Sale Agreement (the "Agreement") is made on the 30th day of April, 2001 (the "Effective Time"), by and among CALUMET ACQUISITION CORP., a Delaware corporation, CALUMET COACH COMPANY, an Illinois corporation, CALUMET COACH COMPANY LTD, an English limited company ("Calumet Coach"), MOBIL TECH, INC., a Delaware corporation, BAF COMMUNICATIONS CORP., a District of Columbia corporation, (collectively, "Seller"), and AK Associates, LLC, a Texas limited liability company ("Purchaser").

                                    RECITALS

         A. Seller is engaged in the manufacturing of high technology, specialized mobile trailers and coaches (hereinafter referred to as the "Business");

         B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Business and all of Seller's tangible and intangible assets, as a going concern, and to assume certain of the liabilities of Seller as specified herein, subject to and in accordance with the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Unless otherwise provided herein, the following terms used in this Agreement shall have the meanings set forth below:

         "Accounting Fee Escrow Amount" shall have the meaning set forth in
Section 3.1(b)(ii).

         "Affiliate" shall mean, with respect to a specified person, a person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such specified person, and also includes any stockholder, member, officer, manager or director of such person.

         "Agreement" shall mean this Agreement, including the Schedules and Exhibits hereto, as same may be amended from time to time.

         "Allocation" shall have the meaning set forth in Section 3.3.

         "Assumed Liabilities" shall have the meaning set forth in Section
2.2(a).

         "Audited Financial Statements" shall have the meaning set forth in
Section 4.13.

         "Books and Records" shall have the meaning set forth in Section 2.1(k).

         "Business" shall have the meaning set forth in Recital A.

         "Business Day" means a day of the year on which banks are not required or authorized to be closed in the State of New York.

         "Butler Chapman" means Butler, Chapman & Co. LLC.

         "Calumet Coach Assets" shall have the meaning set forth in Section 2.3.

         "Calumet Coach Employees" shall have the meaning set forth in Section 2.3.

         "Calumet Coach Finance Obligations" shall have the meaning set forth in
Section 2.3(b).

         "Calumet Coach Leased Property" shall have the meaning set forth in
Section 4.10(m).

         "Closing" shall have the meaning set forth in Section 7.1.

         "Closing Balance Sheet" shall have the meaning set forth in Section 3.2(b).

         "Closing Date" shall have the meaning set forth in Section 7.1.

         "Closing Value" means the amount by which the book value of the Purchased Assets (exclusive of goodwill) is greater than the book value of all Assumed Liabilities, as such book values are determined in accordance with GAAP.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Contracts" shall have the meaning set forth in Section 2.1(c).

         "Customs and Excise" shall have the meaning set forth in Section 2.4(a)(iii).

         "Damages" shall have the meaning set forth in Section 9.2.

         "Effective Time" shall have the meaning set forth on the first page hereof.

         "Employee Benefit Plans" shall have the meaning set forth in Section 4.18.

         "Employees" shall have the meaning set forth in Section 4.17.

         "Encumbrances" shall mean any mortgages, liens, pledges, security interests, leases, options or rights in third persons to acquire or lease, charges, adverse interests, judgments, claims, encumbrances, restrictions or defects of any nature whatsoever.

         "Environmental Laws" shall mean the Resource Conservation Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, and other similar federal and state laws, as amended and currently in effect, together with all regulations issued or promulgated thereunder, and all other Laws relating to pollution, the protection of the environment or the health and safety of workers or the general public.

         "Equipment" shall have the meaning set forth in Section 2.1(d).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued or promulgated thereunder, and all other Laws relating to the employment and compensation of employees.

         "Escrow Agent" means Bank One, National Association, and its successors and permitted assigns.

         "Excluded Liabilities" shall have the meaning set forth in Section 2.2(b).

         "Financial Statements" shall have the meaning set forth in Section
4.13.

         "GAAP" shall mean U.S. generally accepted accounting principles, consistently applied.

         "Governmental Authority" shall mean any public body, governmental, administrative or regulatory authority, agency, instrumentality or commission, including courts of competent jurisdiction and arbitral tribunals, whether Federal, state, local or foreign.

         "Hazardous Substance" shall mean any hazardous substance, hazardous or toxic waste, hazardous material, pollutant, or contaminant, as defined under the Environmental Laws, and includes without limitation, friable asbestos and asbestos related products, chlorofluorocarbons, oils or petroleum derived compounds, polychlorinated biphenyls, pesticides, and radon.

         "IBJ" shall have the meaning set forth in Section 2.2(b)(ii).

         "Indemnified Party" shall have the meaning set forth in Section 9.4.

         "Indemnifying Party" shall have the meaning set forth in Section 9.4.

         "Independent Accountant" shall have the meaning set forth in Section 3.2(c).

         "Individual Indemnified Parties" shall have the meaning set forth in
Section 9.2(c).

         "Inland Revenue" shall have the meaning set forth in Section 4.26(b).

         "Insurance Policies" shall have the meaning set forth in Section 4.23.

         "Intangible Rights" shall have the meaning set forth in Section 2.1(f).

         "Interim Balance Sheet" shall mean the balance sheet contained in the Interim Financial Statements.

         "Interim Financial Statements" shall have the meaning set forth in
Section 4.13.

         "Inventory" shall have the meaning set forth in Section 2.1(h).

         "Laws" shall mean any statutes, ordinances, rules, regulations, orders or other laws of any Governmental Authority.

         "Leased Real Property" shall have the meaning set forth in Section 2.1(b).

         "Material" or "Materiality" shall be deemed to mean an economic impact exceeding $15,000 with respect to the fact or matter being referred to or described.

         "Material Contracts" shall have the meaning set forth in Section 4.6.

         "Material Permits" shall have the meaning set forth in Section 4.21.

         "Minimum Amount" shall have the meaning set forth in Section 9.2(b).

         "Mitigating Reimbursement" shall have the meaning set forth in Section 9.2(e).

         "Named Indemnified Parties" shall have the meaning set forth in Section 9.3(d).

         "Non-Reimbursable Damages" shall mean any and all Damages asserted against Seller pursuant to Section 9.2(c) or against Purchaser pursuant to
Section 9.3(d) in respect of obligations, costs or expenses (a) to the extent existing and liquidated on the Closing Date, (b) that arise out of any claim, counterclaim, action, suit or proceeding that is legally initiated by or on behalf of an Individual Indemnified Party unless such claim, counterclaim, action, suit or proceeding is approved in advance by Purchaser in writing, or
(c) for which Seller is not obligated to provide indemnification under Section 9.2(c).

         "Orders" shall mean any orders, writs, injunctions, judgments, decrees or awards of any Governmental Authority.

         "Owned Real Property" shall have the meaning set forth in Section
2.1(a).

         "Permits" shall have the meaning set forth in Section 2.1(e).

         "Permitted Encumbrances" shall have the meaning set forth in Section 4.10(a).

         "Primary Escrow Amount" shall have the meaning set forth in Section 3.1(a).

         "Primary Escrow Agreement" shall have the meaning set forth in Section 3.1(b)(ii).

         "Property Leases" shall have the meaning set forth in Section
4.10(b)(i).

         "Purchaser" shall have the meaning set forth on the first page hereof.

         "Purchase Price" shall have the meaning set forth in Section 3.1(a).

         "Purchased Assets" shall have the meaning set forth in Section 2.1.

         "Purchaser Indemnified Parties" shall have the meaning set forth in
Section 9.2(a).

         "Real Property" shall mean, collectively, the Owned Real Property and the Leased Real Property.

         "Secondary Escrow Amount" shall have the meaning set forth in Section 3.1(a).

         "Secondary Escrow Agreement" shall have the meaning set forth in
Section 3.1(b)(iii).

         "Seller" shall have the meaning set forth on the first page hereof.

         "Seller Indemnified Parties" shall have the meaning set forth in
Section 9.3(a).

         "Seller's Accountant" shall have the meaning set forth in Section
3.2(b).

         "Senior Debt" shall have the meaning set forth in Section 2.2(b)(ii).

         "Snyder Litigation" shall have the meaning set forth in Section 9.2(c).

         "Subordinated Debt" shall have the meaning set forth in Section 2.2(b)(iii).

         "Survival Period" shall mean the eighteen-month period beginning on the Closing Date.

         "Taxes" shall have the meaning set forth in Section 4.16.

         "Transfer Regulations" shall have the meaning set forth in Section 6.3(d).

         "UK Subsidiary" shall have the meaning set forth in Section 2.3.

         "VAT" shall have the meaning set forth in Section 2.4(a)(ii).

         "VATA" shall have the meaning set forth in Section 2.4(a).

         "Warranties" shall have the meaning set forth in Section 2.1(j).

                                   ARTICLE II
                      PURCHASE AND SALE OF SELLER'S ASSETS

         2.1 Purchased Assets. Subject to the terms and conditions set forth herein, on the Closing Date, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase, receive and accept from Seller, as they exist on the Closing Date, the Business and goodwill of Seller and all of the assets, rights and properties owned by, leased to or otherwise used or usable by Seller in the operation of the Business, wherever located, whether tangible or intangible, real, personal or mixed, including all such assets, rights and properties acquired by Seller between the date hereof and the Closing Date but excluding any claims for refunds for Federal and state income taxes overpaid for or by any Seller for any taxable year (collectively, the "Purchased Assets"), it being understood that the Purchased Assets include, and as of the Closing Date shall include, all of the assets, rights and properties of Seller necessary for the conduct by Purchaser of the Business as a going concern in the manner in which it is now and on the Closing Date shall be conducted by Seller. In addition, Purchaser shall assume and accept certain liabilities of Seller in accordance with Section 2.2. Without limiting the generality of the foregoing, the Purchased Assets shall include:

                  (a) Owned Real Property.  The parcels of real property
                      -------------------
described on Schedule 2.1(a), together with all buildings, fixtures and
             ---------------
improvements situated thereon and all easements, rights-of-way and other rights and privileges appurtenant thereto (the "Owned Real Property");

                  (b) Leased Real Property. All leasehold interest of Seller, as lessee, in the parcels of real property described on Schedule 4.10(b), together will all rights, title and interest of Seller in and to any leasehold improvements relating thereto, including, but not limited to, security deposits, reserves or prepaid rents paid in connection therewith (the "Leased Real Property");

                  (c) Contracts. All of Seller's right, title and interest in and to all contracts agreements and commitments, written or oral, to which Seller (or any of its predecessors) is a party or a beneficiary, including, without limitation, all existing contracts for the purchase of raw materials, merchandise, supplies, other materials or personal property with any supplier or for the furnishing of services to Seller, all existing contracts for the sale of merchandise or for the furnishing of services by Seller, all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting or advertising contracts, billing and collection agreements, service agreements, management agreements, acquisition agreements, Property Leases, personal property leases, motor vehicle leases, license agreements, employment and sales agency agreements, and all other contracts or agreements necessary to carry on the Business as currently conducted by Seller, including, without limitation, those listed on Schedule 4.6 and Schedule 4.10(b) hereto (the "Contracts");

                  (d) Equipment. All automobiles and trucks, including forklift trucks, and all mechanical and electrical tools, machinery, handheld electronic devices, warehousing equipment and shelving, furniture and fixtures, office equipment, computers, software and related equipment, tools, maintenance and repair equipment, parts, accessories, miscellaneous inventories and other items of tangible personal property, whether on or off the books of Seller, owned by, leased to or otherwise used or usable by Seller in connection with the Business, including, without limitation, those listed on Schedule 4.7 hereto (the "Equipment");

                  (e) Permits. All licenses, certificates, permits, franchises, registrations and authorizations of any Governmental Authority, and all medical manufacturer permits, qualifications, certifications and licenses, which are held by Seller and required or usable or otherwise related to the operation or ownership of the Business or the Purchased Assets, including, without limitation, those listed on Schedule 4.21 hereto (the "Permits"), but only to the extent such Permits may be transferred as a matter of law (but if any Permit cannot be transferred as a matter of law, Seller agrees to cooperate with and reasonably assist Buyer, at Buyer's expense, in obtaining such Permit);

                  (f) Intangible Rights. All of Seller's right, title and interest in and to all trademarks, trademark applications, service marks, trade names, domain names, copyrights, patents and patent applications, including all Federal and state registrations thereof, and all technology, trade secrets, product designs, software programs, inventions, methods, processes, systems, know how, customer and supplier lists, pricing policies, market plans, business and development plans and other intangible rights in existence on the Closing Date, including, without limitation, those listed on Schedule 4.5 hereto (the "Intangible Rights");

                  (g)  Trade Names.  Without limiting the generality of
                       -----------
subsection (f) of this Section 2.1, all of Seller's right, title and interest, if any, in and to the trade names "Calumet," "Calumet Coach Company,"
"Mobil Tech," "BAF Communications" and all registrations thereof, if any (the "Trade Names");

                  (h) Inventory. All of Seller's inventory of raw materials (including packaging), work-in-process, and finished goods, wherever located, as existing on the Closing Date, including, without limitation, the inventory listed on Schedule 4.8 hereto (the "Inventory");

                  (i) Prepaid Expenses.  All prepaid expenses, deposits,
                      ----------------
charges, sums and fees in respect of the Business or any of the Purchased Assets, including, without limitation, the prepaid expenses listed on
Schedule 4.9 hereto;
------------

                  (j) Warranties, Etc.  All of Seller's rights under
                      ---------------
manufacturers' and vendors' warranties, and all similar rights against third parties, relating to items included in the Purchased Assets, to the full extent such rights are transferable (the "Warranties");

                  (k) Books and Records. Originals or, where not available, copies, of all contracts, leases and other agreements which relate to or are a part of the Purchased Assets, accounting and financial information, customer and supplier lists, customer files and account histories, payroll and personnel records, plans, procedures and all other books, records and papers of Seller relating to the conduct or operation of the Business and the Purchased Assets ("Books and Records");

                  (l) Accounts Receivable. All of Seller's accounts receivable
                      -------------------
and other amounts due from third parties, including, without limitation, the accounts receivable listed on Schedule 4.9; and
                              ------------

                  (m) Cash and Cash Equivalents. All of Seller's cash on hand, deposit accounts and cash equivalents.


         2.2      Assumption of Liabilities.  (a) At the Closing and except as
                  -------------------------
otherwise provided in Section 2.2(b), Purchaser shall assume and agree to pay, discharge or perform, as appropriate:

                  (i) the liabilities classified in accordance with GAAP as "Current Liabilities" on the Closing Balance Sheet; provided, however, that (A) to the extent the aggregate amount of such "Current Liabilities" reflected on the Closing Balance Sheet is greater than one hundred twenty percent (120%) of the corresponding amount of "Current Liabilities" reflected on the Interim Balance Sheet, then, to the extent the increase does not result in a corresponding increase in the amount of the "Current Assets" reflected on the Closing Balance Sheet, the amount of obligations assumed by Purchaser pursuant to this clause shall be reduced by such excess, dollar for dollar, and
                  (B) the assumption of liabilities pursuant to this clause is further limited to the dollar amount of "Current Liabilities" set forth on the Closing Balance Sheet;

                  (ii) limited in the manner described below, obligations and liabilities under Contracts acquired by Purchaser and specifically listed on Schedule 4.6 or Schedule 4.10(b);
                                         ------------    ----------------

                  (iii) all product warranty obligations that arose in the ordinary course of business prior to the Closing, but only up to the dollar amount set forth on the Interim Balance Sheet with the agreement that no costs or expenses related to warranty work not required by agreement with the warranty holder shall count against the dollar amount set forth on the Interim Balance Sheet in determining whether such warranty costs and expenses exceed such stated dollar amount; and

                  (iv) all other liabilities and obligations of Seller specifically listed by item and amount on Schedule 2.2(a) hereto (collectively, the "Assumed Liabilities"). Despite any contrary language in this Agreement, except for liabilities assumed pursuant to clause (i) above, the parties acknowledge and agree that (1) Purchaser does not assume any obligation or liability of any nature under any Contract acquired by Purchaser pursuant to Section 2.1 unless such Contract is specifically listed on Schedule 4.6 or Schedule 4.10(b), and
                  (2) with respect to such assumed Contracts, Purchaser will only be assuming obligations thereunder which are executory in nature and accrue after the Effective Time, but will have no responsibility whatsoever for any breaches or defaults which occurred prior to the Closing Date, or for executory obligations which accrued prior to the Effective Time.

                  (b) Notwithstanding the foregoing, Purchaser shall not assume and shall not be liable for, and the Assumed Liabilities shall not include, the following liabilities of Seller (the "Excluded Liabilities"):

                  (i) all litigation, arbitration and mediation proceedings, whether currently pending or which may be brought in the future, in connection with claims made by J. Daniel Snyder or Arch Weil, and all accrued but unpaid expenses in connection therewith, whether due to Mr. Snyder or to third parties engaged by Seller, provided that certain amounts due to Reboul, MacMurray, Hewitt, Maynard & Kristol ("Reboul MacMurray") as of the Closing Date shall, even though an Excluded Liability, be paid directly to such firm at the Closing in accordance with Schedule 3.1(b)(i), and such payment shall reduce the amount of cash otherwise receivable by Seller, dollar for dollar;

                  (ii) all amounts due to IBJ Whitehall Bank & Trust Company ("IBJ") under that certain Amended and Restated Credit Agreement and Guaranty, dated as of October 21, 1997, as amended, and pursuant to any other arrangement or agreement (the "Senior Debt");

                  (iii) all amounts due to Kulen Capital, L.P. under that certain Amended and Restated Subordinated Loan Agreement, dated as of March 31, 1997, that certain Subordinated Loan Agreement, dated as of October 21, 1997, all subordinated notes issued thereunder, and that certain subordinated note dated September 18, 2000, and pursuant to any other arrangement or agreement (collectively, the "Subordinated Debt");

                  (iv) obligations of Seller to certain management employees in connection with certain retention agreements offered by Seller, all of which are set forth on Schedule 2.2(b)(iv) hereto;

                  (v)  the expenses of Seller set forth in Sections 12.13 and
                  12.14 hereof;

                  (vi) any obligations that arise under any guaranty or surety arrangement made by any Seller, all of which are set forth on
                  Schedule 2.2(b)(vi) hereto;
                  -------------------

                  (vii) any obligations that arise under that certain Agreement dated October 20, 1997 between Calumet Coach Company, an Illinois corporation, and Recovery Systems, Inc.; and

                  (viii) any debts, liabilities or obligations, known or unknown, contingent or liquidated or otherwise, not specifically assumed by Purchaser pursuant to Section 2.2(a) hereof, including, without limitation, any obligations or liabilities that are reflected on, or that result from or relate to proceedings reflected on, Schedule 4.24 hereto.

                  2.3 UK Subsidiary. Seller agrees that Purchaser may elect, in its sole discretion, to have Seller transfer the assets and employees of Calumet Coach (respectively, the "Calumet Coach Assets" and the "Calumet Coach Employees") directly to an English company that is directly or indirectly wholly owned by Purchaser (the "UK Subsidiary"). Seller agrees to execute such documents and take such further actions as are reasonably necessary and consistent with the terms and provisions of this Agreement in order to effect the transfer of the Calumet Coach Assets and the Calumet Coach Employees to the UK Subsidiary.

         2.4      UK Value Added Tax.  (a) Seller and Purchaser consider that
                     ---------------
section 49(1) of the Value Added Tax Act 1994 of England and Wales ("VATA") and
Article 5 of the Value Added Tax (Special Provisions) Order 1995 of England and Wales will apply to the sale and purchase of the Calumet Coach Assets, so that the transaction is treated as a transfer of a going concern. Accordingly:

                           (i) Seller shall at Closing deliver to the Purchaser
                  all records relating to the Calumet Coach Assets required by section 49(1)(b) of VATA to be preserved by Purchaser. Seller shall not apply for a direction pursuant to section 49(1)(b) of VATA permitting the retention by Seller of those records.

                           (ii) Seller and Purchaser shall use all reasonable
                  endeavors to secure that, pursuant to the provisions referred to above, the sale of Calumet Coach Assets hereunder is treated as neither a supply of goods nor a supply of services for Value Added Tax ("VAT") purposes; and

                           (iii) no re-allocation of Seller's VAT registration
number to Purchaser shall be applied for.

                  (b)      Seller warrants and undertakes to Purchaser that:

                           (i) neither it nor any relevant associate (within the
                  meaning of paragraph 3 of schedule 10 of VATA) has made, or will prior to Closing, make any election under paragraph 2 of schedule 10 of VATA in respect of the Calumet Coach Leased Property and that the Calumet Coach Leased Property is not a new or incomplete building or civil engineering work for the purposes of item 1(a) of Group 1 of schedule 9 of VATA; and

                           (ii) neither the Calumet Coach Assets nor any part of
                  them is or will at Closing be a capital item for the purposes of part XV of the VAT Regulations 1995 of England and Wales.

                                   ARTICLE III
                  PAYMENT OF PURCHASE PRICE/ESCROW ARRANGEMENTS

         3.1 Purchase Price. (a) Subject to adjustment as provided in Section 3.2, the price for the Business and the Purchased Assets (the "Purchase Price") shall be (1) $800,000 to be escrowed at the Closing pursuant to the Primary Escrow Agreement (the "Primary Escrow Amount"), plus (2) $340,000 to be escrowed at the Closing pursuant to Secondary Escrow Agreement (the "Secondary Escrow Amount"), plus (3) $5,249,000 to be paid in cash pursuant to Section 3.1(b)(i) below.

                  (b) The Purchase Price, without adjustment as provided in
Section 3.2, shall be paid by Purchaser to Seller at the Closing as follows:

                  (i) The full amount of the Purchase Price, except for the Primary Escrow Amount and the Secondary Escrow Amount, shall be paid by wire transfer to IBJ for the benefit of Seller pursuant to written wire transfer instructions delivered by Seller to Purchaser prior to the Closing.

                  (ii) At the Closing, Purchaser, Seller and the Escrow Agent shall enter into the Primary Escrow Agreement in the form attached hereto as Exhibit A (the "Primary Escrow Agreement"). On the Closing Date, Purchaser shall deliver to the Escrow Agent the Primary Escrow Amount by wire transfer to an account designated in writing by the Escrow Agent. The Primary Escrow Amount shall be held by the Escrow Agent pursuant to the terms of the Primary Escrow Agreement for satisfaction of (a) any adjustment to the Purchase Price in favor of Purchaser pursuant to Section 3.2, (b) any and all claims validly made by Purchaser pursuant to Article IX on or prior to the expiration of the Survival Period, whether or not finally resolved upon expiration of the Survival Period, and (c) up to $50,000 for fees due from Seller to the Independent Accountant, if any, retained pursuant to Section 3.2(c) below (the "Accounting Fee Escrow Amount"). The Primary Escrow Agreement provides that the Accounting Fee Escrow Amount can be paid only to the Independent Accountant and, when the final fees of the Independent Accountant are known and satisfied, or when the possibility of engaging the Independent Accountant no longer exists, to Seller. Any other portion of the Primary Escrow Amount that is not subject to any claims made pursuant to Section 3.2 and that has not been distributed, or is not being withheld, to satisfy any fees of the Escrow Agent and any claims asserted (regardless of whether finally resolved) pursuant to Article IX on or prior to the expiration of the Survival Period shall be distributed by the Escrow Agent to IBJ for the account of Seller. The fees of the Escrow Agent shall be borne equally by Purchaser and Seller.

                  (iii) At the Closing, Purchaser, Seller and the Escrow Agent shall enter into the Secondary Escrow Agreement in the form attached hereto as Exhibit A (the "Secondary Escrow Agreement"). On the Closing Date, Purchaser shall deliver to the Escrow Agent the Secondary Escrow Amount by wire transfer to an account designated in writing by the Escrow Agent. The Secondary Escrow Amount shall be held by the Escrow Agent pursuant to the terms of the Secondary Escrow Agreement for payment or reimbursement to Seller of amounts that Seller is required to pay to, or on behalf of, Individual Indemnified Parties pursuant to Section 9.2(c). The fees of the Escrow Agent shall be borne equally by Purchaser and Seller. Any Secondary Escrow Amount that has not been distributed, or is not being withheld, to pay or reimburse claims asserted pursuant to Section 9.2(c) (regardless of whether finally resolved) on or prior to the expiration of the Survival Period shall be distributed by the Escrow Agent to IBJ for the account of Seller. The Secondary Escrow Agreement shall provide that all interest that actually accrues on the Secondary Escrow Amount shall be distributed to Purchaser monthly by the Escrow Agent.

         3.2      Adjustment of Purchase Price.

                  (a) The Purchase Price shall be subject to adjustment as follows: In the event that the Closing Value as shown on the Closing Balance Sheet (A) is less than $5,089,000, the Purchase Price shall be reduced to equal the Closing Value as shown on the Closing Balance Sheet plus $1,300,000 or (B) is greater than $5,089,000, the Purchase Price shall be increased to equal the Closing Value as shown on the Closing Balance Sheet plus $1,300,000.

                  (b) Seller shall prepare a balance sheet of Seller as of the Closing Date (the "Closing Balance Sheet"), and shall deliver such Closing Balance Sheet to Purchaser not later than forty-five (45) days after the Closing. The Closing Balance Sheet shall be reviewed by Seller's auditors, Ernst & Young LLP ("Seller's Accountant"), and prepared in accordance with GAAP. Seller must deliver with the Closing Balance Sheet a review report by Seller's Accountant which reflects no GAAP departures or qualifications other than, if necessary, a going-concern qualification.

                  (c) The Closing Balance Sheet shall be conclusive and binding upon the parties hereto unless Purchaser objects in writing to any item or items shown on or omitted from the Closing Balance Sheet, or to any departure from GAAP, within twenty (20) Business Days after delivery of the Closing Balance Sheet to Purchaser. If Purchaser shall have timely delivered to Seller a notice disputing one or more such items, and if the parties hereto shall not then agree within five (5) Business Days after the receipt of such notice by Seller with respect thereto, Purchaser shall engage the independent public accounting firm of PriceWaterhouseCoopers LLP (or, if such firm does not accept the engagement, another of the five largest national firms of independent public accountants, to be agreed upon by the parties hereto, other than Seller's Accountant) (the "Independent Accountant") which shall conclusively determine such item or items. The Independent Accountant, acting as an expert and not as an arbitrator, shall determine all items in dispute and deliver its written report thereon to the parties within ten (10) Business Days after such dispute is submitted to it, and such written report shall be conclusive and binding upon the parties. The fees and expenses of the Independent Accountant shall be shared equally by Purchaser and Seller. The Escrow Agent shall be, and is hereby, authorized to pay up to the full Accounting Fee Escrow Amount to satisfy the portion of the Independent Accountant's fees and expenses borne by Seller.

                  (d) Within five (5) Business Days after the Closing Balance Sheet becomes conclusive and binding upon the parties, or in the event of a dispute with respect thereto, after such dispute is resolved by agreement or the Independent Accountant pursuant to Section 3.2(c), the Escrow Agent shall pay to Purchaser from the Primary Escrow Amount, or Purchaser shall pay to Seller, as applicable, in cash, any net adjustment to the Purchase Price determined pursuant to Section 3.2(a).

         3.3 Allocation of Purchase Price. Within twenty (20) days of the Closing Date, the Purchase Price shall be allocated to the Purchased Assets by Purchaser and Seller in a manner generally consistent with the relative values of the Purchased Assets incorporated into the Closing Balance Sheet (except for cash which shall be valued at its stated value) (the "Allocation"). Each of Purchaser and Seller agrees (i) to file Internal Revenue Service Form 8594, and all federal, state, local and foreign tax returns, in accordance with the Allocation, (ii) to provide the other promptly with any other information required to complete Form 8594 and with a copy of such form after it is filed and (iii) not to take a position for financial reporting or tax purposes (including before any Governmental Authority charged with the collection of any tax, or in any judicial hearing) that is inconsistent with the Allocation.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Each Seller, jointly and severally, hereby represents and warrants to Purchaser, as of the date of this Agreement and as of the Closing Date, as follows (for purposes of this Article IV, all references to "Seller" shall include a separate reference to each entity included within such defined term):

         4.1 Organization; Standing; Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own its properties and assets and to carry on its business in the manner now conducted and as proposed to be conducted. Seller is duly qualified to transact business and is in good standing as a foreign corporation in the jurisdictions listed on Schedule 4.1. hereto, which are the only jurisdictions in which the character of the property owned or the nature of the business transacted by it makes such qualification necessary.

         4.2 Authority Relative to this Agreement. Seller has full corporate power and authority to execute and deliver this Agreement and the documents and instruments to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the documents and instruments to be executed and delivered by Seller pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors and shareholders of Seller, do not require any further corporate proceedings on the part of Seller, and do not and will not violate or conflict with the Certificate of Incorporation, Bylaws or other charter documents applicable to Seller. This Agreement and the documents and instruments to be executed and delivered by Seller pursuant hereto have been and will be duly and validly executed and delivered by Seller and this Agreement and the documents and instruments to be executed and delivered by it pursuant hereto constitute valid and binding agreements of Seller, enforceable against Seller in accordance with their terms, except to the extent to which such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and by general principles of equity. Seller has provided to Purchaser prior to the Closing accurate and complete copies of all of its books and records, minutes of meetings, consents, resolutions and other documentation related to corporate governance. There are no Material corporate actions that have been taken by Seller that are not reflected in such documentation.

         4.3 Consents and Approvals; No Violations. Except as set forth on
Schedule 4.3 hereto, the execution and delivery by Seller of this Agreement and the other documents and instruments to be executed and delivered by them pursuant hereto, and the consummation of the transactions contemplated hereby and thereby, either individually or in the aggregate, will not (i) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, amendment, acceleration, cancellation, suspension, impairment, forfeiture or nonrenewal under, any of the terms, conditions or provisions of any of the Material Contracts, Intangible Rights, Permits, Warranties, or any other agreement, instrument or obligation by which Seller or any of the Purchased Assets may be bound or affected or result in the imposition of any Encumbrance on the Purchased Assets, or (iii) result in a violation of any Law or any Order of any Governmental Authority by which Seller or any of the Purchased Assets is bound.

         4.4 Ownership and Use of Purchased Assets. Seller has, and at the Closing shall transfer to Purchaser, good and marketable title to all of the Purchased Assets, free and clear of all Encumbrances, other than Permitted Encumbrances. The Purchased Assets comprise all of the assets, rights and properties (whether tangible or intangible, real, personal or mixed) necessary for the conduct by Purchaser of the Business as a going concern in the manner in which it is now and on the Closing Date shall be conducted by Seller.

         4.5 Intangible Rights. Attached hereto as Schedule 4.5 is a true and complete list of all trademarks, trademark applications, service marks, trade names, copyrights, patents and patent applications, including all Federal and state registrations thereof, used or usable in connection with the Business and which are owned by or licensed to Seller (with an indication as to whether Seller is a licensor or licensee in respect thereof, if applicable). Except as disclosed on Schedule 4.5 hereto, (i) Seller is the sole and exclusive owner or licensee of the Intangible Rights and has the sole and exclusive right to use the Intangible Rights in the same manner in which it has been or is now using them, (ii) there are no claims, demands or proceedings pending or, to the best knowledge of Seller (which for purposes of this Agreement shall mean the actual knowledge of any officer of Seller, after due inquiry), threatened, that pertain to or challenge the right of Seller to own or use the Intangible Rights, (iii) Seller has not granted any licenses or other rights, and has no obligation to grant any licenses or other rights, with respect to the Intangible Rights, (iv) Seller has not sold, and has no obligation to sell, any of the Intangible Rights or any other intangible property or rights previously owned by Seller, and (v) to the best knowledge of Seller, the Intangible Rights are not being infringed upon by any other person. Except as disclosed on Schedule 4.5 hereto, the operation of the Business, and the use of any of the Intangible Rights in connection with the Business, does not violate any license or agreement with any third party or, to the best knowledge of Seller, infringe any rights of any third party.

         4.6 Contracts. Schedule 4.6 lists each of the following Contracts of Seller (such Contracts, together with any and all Property Leases described in Schedule 4.10(b), as amended, being hereinafter referred to as "Material Contracts"), true and complete copies or (with respect to oral Contracts only) descriptions of which Seller has provided to Purchaser:

                           (i) all existing contracts for the purchase of raw
                  materials, merchandise, supplies, other materials or personal property with any supplier or manufacturer or for the furnishing of services to Seller which involve an aggregate payment or commitment per contract on the part of Seller of more than $10,000 per year, exclusive of purchase orders made in the ordinary course of business;

                           (ii) all existing contracts for the sale of
                  merchandise or for the furnishing of services by Seller which involve an aggregate payment or commitment per contract on the part of the counterparty or counterparties thereto of more than $25,000 per year;

                           (iii) all broker, distributor, dealer, manufacturer's
                  representative, franchise, agency, sales promotion, market research, marketing consulting or advertising contracts involving an aggregate payment or commitment per contract on the part of the Company of more than $5,000 per year;

                           (iv) all indentures, mortgages, notes, loan or credit
                  agreements, assignments or rents and leases or other contracts or obligations relating to the borrowing of money or to the direct or indirect guaranty or assumption of obligations of others, other than any of the foregoing which relate exclusively to Excluded Liabilities;

                           (v) all contracts or agreements that limit the
                  ability of the Company to compete in any line of business or with any person or entity in any geographic area or during any period of time;

                           (vi) all contracts or agreements with any supplier or vendor that provide for favorable pricing, discounts, rebates or other terms of sale;

                           (vii) all contracts or agreements with any party that
                  create or purport to create any lien, claim or encumbrance of any nature on any Purchased Asset; and

                           (viii) all other contracts (excluding Property Leases
                  listed in Schedule 4.10(b)) to which Seller is a party that contain material contingent payment obligations from or to Seller or that are made other than in the ordinary course of business, other than any of the foregoing which relate exclusively to Excluded Liabilities.

         Except as disclosed on Schedule 4.6, each of the Material Contracts (i) is transferable to Purchaser without the consent, waiver or approval of, or notice to, the counterparty thereto, (ii) is in full force and effect, has not been assigned, modified, supplemented or amended, and constitutes the entire agreement between the parties thereto with respect to the subject matter thereof, and (iii) neither Seller nor the counterparty to any Material Contract is in default thereunder, nor, to the best knowledge of Seller, is there any fact or state of facts with respect to any Material Contract which upon notice, passage of time, or both, would give rise to a default thereunder.

         4.7 Equipment. Schedule 4.7 hereto contains lists of those items which have been capitalized and for which depreciation was reflected in the Statement of Income included in the Interim Financial Statements. Schedule 4.7 also sets forth (i) the asset acquisition cost and accumulated depreciation for Equipment used in Calumet City and Camberley operations and (ii) the beginning asset values for the period ended June 30, 2000 and the monthly depreciation amounts for Equipment used in Florida operations. Each item of Equipment listed is in a state of working order and repair sufficient for the conduct of normal operations of the Business without the necessity of any known capital expenditure in excess of $1,000.

         4.8 Inventory. Schedule 4.8 sets forth each item of Inventory which has either an original cost to Seller or a carrying value, as each is reflected on
Schedule 4.8, in excess of $1,000. The Inventory shown on the Interim Balance Sheet and any additional Inventory which is or will be subsequently recorded on the books of Seller prior to the Closing Date consists of and will consist of raw materials, work in process, and finished goods, of a quality usable or salable in the normal course of the Business, except for any which has been written off or written down to realizable value. The valuation at which the Inventory is carried reflects Seller's normal inventory valuation policy of stating inventory at the lower of cost (first-in-first-out-method) or market and its regular costing standards with respect to work in process and finished goods inventory. Seller has made available to Purchaser prior to the Closing all purchase orders or sales contracts between Seller and any of its customers, including for each a detail of all deposits and payments related to such order or contract, and any rebates, discounts or other material terms or conditions not clearly reflected in such order or contract.

         4.9 Accounts Receivable; Prepaid Expenses. Schedule 4.9 sets forth each account receivable in excess of $500, including amounts and the dates on which each amount originated, as well as any disagreements, disputes or refusals to pay. Except as set forth on Schedule 4.9, such accounts receivable, including any which are or will be recorded on the books of Seller through the Closing Date, are not subject to any defenses and result from and will result from bona fide sales made by Seller in the ordinary course of business. Schedule 4.9 hereto also sets forth each prepaid expense, deposit, charge, sum and fee in respect of the Business or any of the Purchased Assets that exceeds $500. Seller agrees that Purchaser has permission to contact any persons listed on Schedule
4.9 to verify the information set forth therein.

         4.10     Real Property.

                  (a) Owned Real Property. Except for the Owned Real Property, Seller does not own any real property. Seller has, and at Closing shall transfer to Purchaser, good and marketable, fee simple absolute, title to all of the Owned Real Property free and clear of all Encumbrances, other than the Encumbrances set forth in Schedule 4.10(a) (the "Permitted Encumbrances"). At the Closing, title to the Owned Real Property shall be insurable by a reputable title insurance company selected by Purchaser, at such company's regular rates, pursuant to an ALTA 1987 extended coverage owner's form of policy, free and clear of all Encumbrances, other than Permitted Encumbrances. The Owned Real Property does not contain any underground storage tanks which require notification under Section 9002 of the Solid Waste Disposal Act, nor is the Owned Real Property subject to reporting under Section 312 of the Emergency Planning and Community Right-To-Know Act.

                  (b) Leased Real Property. Except for the Leased Real Property,
                      --------------------
Seller is not a lessor or lessee of any real property.

                           (i) Seller has delivered to Purchaser the true and
                  complete copy of each lease or sublease of Leased Real Property pursuant to which Seller is a lessee or lessor (the "Property Leases"), and has described each Property Lease on
                  Schedule 4.10(b) by listing the name of the lessor and lessee, address of the Leased Real Property, the term of the lease and any payment arrears under the lease. Seller agrees that if more than one version of a lease is or has been provided to Purchaser, Seller must indicate in writing which lease is in force and indicate that any other versions have no legal effect. Seller has not entered into any Real Property leases since June 30, 2000.

                           (ii) Except as disclosed on Schedule 4.10(b) each
                  Property Lease (A) is transferable to Purchaser without the consent, waiver or approval of, or notice to, the counterparty thereto, (B) is in full force and effect and has not been assigned, modified, supplemented or amended, and constitutes the entire agreement between the parties thereto with respect to the subject matter thereof, and (C) neither Seller nor the counterparty to any Property Lease is in material default thereunder, nor to the best knowledge of Seller, is there any fact or state of facts with respect to any Property Lease which, upon notice, passage of time, or both, would give rise to a default thereunder.

                  (c) Zoning and Building Codes. The current uses of existing structures located on the Real Property are in compliance with all applicable zoning and other land use requirements including building codes and, in relation to the Calumet Coach Leased Property, all English planning laws. No Laws prohibit or interfere with the current use of any of the Real Property. Seller, to the extent required by any Law, is in possession of all certificates of occupancy with respect to all of the Real Property issued by the appropriate municipal authorities. Schedule 4.10(c) sets forth all Certificates of Occupancy that are possessed by Seller (or that, to the knowledge of Seller, Purchaser would ordinarily be required to possess following the Closing).

                  (d) Utility Services. Water, electric, gas and sewer utility services and septic tank and storm drainage facilities currently available to each site included in the Real Property are adequate for the present use thereof by Seller in conducting the Business, and are not being misappropriated by Seller but rather are being supplied to Seller by utility companies or municipalities pursuant to valid and enforceable contracts, and there is no condition which will result in the termination of the present access for the Owned Real Property or (to the knowledge of Seller) the Leased Real Property to such utility services and other facilities.

                  (e) Eminent Domain. Seller has not received any notice with respect to the exercise of the power of eminent domain, any condemnation or taking as to all or any portion of the Real Property. No Governmental Authority having the power of eminent domain over all or any part of the Real Property has commenced or, to the best knowledge of Seller, intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Real Property.

                  (f) Condition of Real Property. There are no structural defects in any of the buildings or other improvements which are a part of the Owned Real Property or (to the knowledge of Seller) the Leased Real Property. No part of the Real Property has been destroyed or damaged by fire or casualty.

                  (g) Parcels. The Owned Real Property taken as a whole is presently separately assessed for real estate tax purposes, such that any tax permanent index numbers which include any portion of the Owned Real Property do not include any other property not being purchased hereunder.

                  (h) No Options.  No options or rights in any party to
                      ----------
possess, purchase or acquire any ownership interests in the Real Property exist, and Seller has not granted any such options or rights prior to Closing.

                  (i) Parties in Possession. There are no adverse parties in possession of the Real Property or any part thereof, and no parties are in possession thereof except the owners of the interests, if any, listed in the Permitted Encumbrances.

                  (j) Access to Property. Adequate means of ingress and egress for vehicular and pedestrian traffic are available to the Real Property, and no fact or condition exists which would result in the termination, restriction, or impairment of the current access between the Real Property and any presently existing public roads and/or highways adjoining or situated on the Real Property.

                  (k) Encumbrances. Except as set forth on the title insurance commitment provided to Purchaser pursuant to Section 8.1(l), the Owned Real Property is free and clear of all mechanic's liens, liens, mortgages, or encumbrances of any nature except for the Permitted Encumbrances and no work has been performed or is in progress by Seller, and no materials have been furnished to the Owned Real Property or any portion thereof, which might give rise to a mechanic's, materialman's, or lien against the Owned Real Property or Seller's interest therein, or any portion thereof. Except as set forth on the title insurance commitment provided to Purchaser pursuant to Section 8.1(l), Seller has no knowledge of any title defect to the Owned Real Property. There is no overriding interest (as defined in section 70 of the Land Registration Act 1925 of England and Wales) in relation to the Calumet Coach Leased Property.

                  (l) Flood Zone.  The Real Property is not located in any area
                      ----------
designated by the Federal Insurance Administration, the Army Corps of Engineers, or any other Governmental Authority as being subject to special flooding hazards.

                  (m) Title/exclusive occupation. Seller has a good and marketable title to its leasehold interest in the Leased Real Property known as 17 Nelson Way, Camberley, Surrey, England (the "Calumet Coach Leased Property") for an unencumbered estate in possession.

                  (n) Local Land Charges. There is no matter event or thing which would be revealed by a Local Land Charges Search on Form LLC1 of England and Wales or enquiries of a Local Authority on Form Con29 (1994) Parts I and II of England and Wales in relation to the Calumet Coach Leased Property which:

                           (i) adversely affects the use and enjoyment of the Calumet Coach Leased Property for the actual use; or
                           (ii) constitutes a breach or, if enforced by any competent authority, would constitute a breach of any other warranty hereunder.

                  (o) Outgoings. The Calumet Coach Leased Property is not subject to the payment of any outgoings other than the uniform business rate or water rates and any rent reserved by the lease of the Calumet Coach Leased Property, all of which have been paid to date.

                  (p) Disputes and notices. Seller has not, in relation to the Calumet Coach Leased Property, had any occasion to make any claim or complaint in relation to any neighboring property or its use or occupation.

                  (q) Calumet Coach Leased Property. (i) The security of tenure afforded by Part II of the Landlord and Tenant Act 1954 of England and Wales is not excluded nor is any right to compensation for disturbance in relation to the Calumet Coach Leased Property. (ii) All notices required to be served pursuant to the Landlord and Tenant Act 1954 of England and Wales in respect of the lease of the Calumet Coach Leased Property have been correctly served in order to protect Seller's interest in the Calumet Coach Leased Property pursuant to the Landlord and Tenant Act 1954 of England and Wales.

         4.11 Subsidiaries. Seller does not own or control, directly or indirectly, and the Purchased Assets do not include, any interest in any other corporation, association, or other business entity, nor is Seller a participant in any joint venture, partnership, or similar arrangement.

         4.12 Closing Value.  The actual Closing Value as of March 31, 2001
              -------------
equals $5,089,000.

         4.13 Financial Statements. Schedule 4.13 hereto contains true and complete copies of (a) audited balance sheets and statements of income, retained earnings and cash flow of Seller as of and for the fiscal years ended June 30, 1999 and 2000 (the "Audited Financial Statements"), (b) the unaudited balance sheet and statements of income, retained earnings and cash flow as of and for the nine-month period ended March 31, 2001 (the "Interim Financial Statements") (the Audited Financial Statements and the Interim Financial Statements are collectively referred to as the "Financial Statements") and (c) the monthly unaudited balance sheets and income statements for each full calendar month since June 30, 1999 (except for the calendar month of March 2001 which Seller must provide to Purchaser on or prior to the Closing Date). The Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods covered therein (except as noted therein), and the Financial Statements fairly present the assets, liabilities, income and expenses of the Seller as of the dates and for the periods indicated therein, subject, in the case of the Interim Financial Statements, to normal year-end adjustments.

         4.14 Absence of Undisclosed Liabilities. Except as and to the extent reflected on or reserved for in the Interim Balance Sheet or in Schedule 4.14 hereto and except for current liabilities incurred by the Seller in the ordinary course of business since March 31, 2001, Seller has no debts, liabilities or obligations of any nature or kind, known or unknown, secured or unsecured (whether absolute, accrued, contingent or otherwise), and whether due or to become due, of a nature required to be set forth on, or disclosed in the footnotes to, a balance sheet prepared in accordance with GAAP.

         4.15 Absence of Changes or Events. Except as described in Schedule 4.15 hereto, since March 31, 2001, there has not occurred any event or condition which has or may be expected to have a Material effect on the properties, assets, liabilities (whether absolute, contingent, accrued or otherwise), condition (financial or otherwise), results of operations, business or prospects of Seller, and, without limiting the generality of the foregoing, Seller has not: (a) incurred any obligation or liability, secured or unsecured (whether absolute, accrued, contingent, or otherwise), and whether due or to become due, except Excluded Liabilities and except current liabilities incurred in the ordinary course of business; (b) discharged or satisfied any lien or encumbrance, or paid any Material obligation or liability, except current liabilities becoming due in the ordinary course of business; (c) declared or made any payment or other distribution to stockholders with respect to shares of capital stock of the Seller, purchased or redeemed any of their securities or agreed to do so or entered into any contract, agreement or understanding with any officers or directors; (d) mortgaged, pledged, or subjected to lien, charge, security interest or other Encumbrance any of the Purchased Assets; (e) terminated or discontinued any business operation of Seller, or sold, transferred, licensed or otherwise disposed of any of the Purchased Assets; (f) cancelled or compromised any debt or claim, or waived or released any right of Material value; (g) increased the compensation of, entered into any employment arrangement or agreement (including any equity incentive arrangement) with, hired, or awarded or paid any bonus to, any director, officer, employee, agent or other individual; (h) terminated or failed to renew or received any notice of termination, suspension, limitation, revocation, impairment, forfeiture or nonrenewal of any Material Contract, Permit or Intangible Right; (i) suffered any Material damage, destruction or loss (whether or not covered by insurance) adversely affecting any of the Purchased Assets, or suffered any taking or seizure of any of the Purchased Assets by condemnation or eminent domain; (j) acquired any capital stock or other securities of any corporation or any interest in any business enterprise, or otherwise made any loan or advance to or investment in any person, firm or corporation; (k) made any capital expenditures exceeding $5,000 singly or $10,000 in the aggregate; (l) instituted, settled or agreed to settle any litigation, action or proceeding before any Governmental Authority affecting its financial condition, its property or its business operations; (m) made any change in accounting principles or methods, or in the manner of keeping books, accounts and records of Seller; (n) except for Inventory acquired or to be acquired in the ordinary course of business, acquired or made any agreement or commitment to acquire new or additional assets; (o) entered into any transaction other than in the ordinary course of business; or (p) entered into any agreement or made any commitment to do any of the things described in the preceding subsections (a) through (o) of this
Section 4.15.

         4.16 Taxes. Except as set forth in Schedule 4.16, Seller has completed and filed all required tax returns of any nature whatsoever, including, but not limited to, all income, payroll, withholding and excise tax returns, and all appropriate foreign, federal and state and local income, sales, excise, payroll, value added, import duties, use, withholding, franchise and real and personal property tax returns, and corresponding returns under the laws of any jurisdiction (both in the U.S. and foreign), which are required to be filed by it, and no extensions of time to file any such returns are in effect. Seller has paid all income, payroll, withholding, sales, excise, value added, import duties, stamp duties, use, franchise and real and personal property taxes as shown on said returns or as shown on any tax statement, and all assessments, additions to tax, penalties and interest of which notice has been received by them (collectively, "Taxes"), to the extent such amounts have become due. Such returns and statements reflect all Taxes due and payable with respect to the periods covered thereby, and there are no Tax liabilities, interest or penalties payable with respect to such periods which have not been reflected as liabilities in the Financial Statements. Seller has paid all Taxes which would not require the filing of returns and which are required to be paid by it. To the extent any Taxes and any subsequent Tax liabilities have been accrued but have not been paid, they have been adequately reflected as liabilities on the Seller's books and, where appropriate, in the Financial Statements. Except as so reflected and provided for, no Tax liabilities, disallowances, or assessments have been assessed or proposed which remain unpaid and, to the best knowledge of Seller, no fact or state of facts exists or has existed which would constitute the grounds for the assessment of any Tax liability other than so reflected and provided for. Except as set forth in Schedule 4.16, no examinations of the Federal, state or other tax returns, forms or information of Seller are currently in progress or, to the best knowledge of Seller, are threatened. Seller has not given any waiver or extension of any period of limitation governing the time of assessment or collection of any Tax for any year which is still open for assessment or remains in effect. The sale and transfer of the Purchased Assets and the Business pursuant to this Agreement does not and will not give rise to any bulk transfer taxes, assessments, fines or similar charges of any state, local or foreign jurisdiction.

         4.17 Employees. (a) Attached hereto as Schedule 4.17 is a true and complete list of the names and current salary rates of all present officers and employees of Seller (the "Employees"), together with a summary showing the salaries, bonuses, additional compensation or other like benefits, if any, paid or payable to the Employees for the fiscal year ended June 30, 2000 and for the nine-month period ended on March 31, 2001. Also included on Schedule 4.17 is a list of all employment agreements, true and complete copies of which have been provided to Purchaser on or prior to the Closing Date. As of the Closing Date, no Employee is entitled to acquire any ownership interests in any Seller pursuant to any option agreement, warrant agreement or other stock right.

                  (b) Except as set forth on Schedule 4.17, Seller is not a party to or bound by (i) any collective bargaining agreement or contract with any labor union relating to any Employee or former employee of Seller, (ii) any employment, termination or severance agreement, (iii) any agreement with any officer or other employee of Seller (A) the benefits of which are contingent, or the terms of which are Materially altered, upon the occurrence of a transaction involving Seller of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period of one year or longer or (C) providing severance benefits or other benefits after the termination of employment of such officer or employee not comparable to benefits available to employees generally, (iv) any agreement, plan or arrangement under which any person may receive payments that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code or (v) any agreement or plan, including any stock option plan or stock purchase plan, any of the benefits of which will be increased, or the vesting or other realization of the benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement.

                  (c) Since the enactment of the Worker Adjustment Retraining Act of 1988 (the "WARN Act"), Seller has not effectuated (i) a "plant closing" (as defined in the WARN Act or any equivalent state or local statute) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Seller; (ii) a "mass layoff" (as defined in the WARN Act or any equivalent state or local statute) affecting any site of employment or facility of Seller except after having complied fully with the notice and other requirements of the WARN Act; or (iii) an "employment loss" (as defined in the WARN Act or any equivalent state or local statute).

         4.18 Employee Benefit Plans. (a) Schedule 4.18 hereto sets forth a true and complete list of (i) each compensation, benefit, bonus, deferred compensation, incentive compensation, stock purchase, stock option, employment, consulting, severance or termination pay, group insurance, death benefit, cafeteria, dependent care, hospitalization or other medical, life, supplemental unemployment benefits, vacation pay, welfare, profitsharing, pension or retirement plan, program, agreement or arrangement, and each other "employee benefit plan" (within the meaning of Section 3(2) of ERISA, and the rules and regulations promulgated thereunder), that is maintained or contributed to or was maintained or contributed to at any time by Seller, or by any trade or business, whether or not incorporated which together with Seller would be deemed a "single employer" within the meaning of Section 4001 of ERISA (an "ERISA Affiliate"), within the last six (6) years, for the benefit of any employee, former employee, consultant, officer, or director of Seller or any ERISA Affiliate, but excluding any Multiemployer Plan (an "Employee Benefit Plan") and (ii) any "multiemployer plan" (as defined in Section 3(37) of ERISA) covering any employees or former employees of Seller or under which Seller or any ERISA Affiliate has any liability (a "Multiemployer Plan").

                  (b) With respect to each Employee Benefit Plan, Seller has heretofore made available to Purchaser true and complete copies of each of the following documents: (i) a copy of the Employee Benefit Plan (including all amendments thereto); (ii) a copy of the most recent annual report, if required under ERISA or other applicable Law, with respect to each such Employee Benefit Plan; (iii) a copy of the most recent actuarial report, if required under ERISA or other applicable Law, with respect to each such Employee Benefit Plan; (iv) a copy of that most recent Summary Plan Description, if required under ERISA with respect to each such Employee Benefit Plan; (v) if the Employee Benefit Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; (vi) all contracts relating to any Employee Benefit Plan with respect to which Seller or any ERISA Affiliate may have any liability, including, without limitation, insurance contracts, investment management agreements, subscription and participation agreements and record keeping or other servicing or administration agreements; and (vii) the most recent determination letter received from the Internal Revenue Service with respect to each Employee Benefit Plan that is intended to be qualified under
Section 401 of the Code.

                  (c) Except as disclosed on Schedule 4.18, no Employee Benefit Plan is a Multiemployer Plan, and Seller has no liability (including current or potential withdrawal liability) with respect to any Multiemployer Plan; each of the Employee Benefit Plans is, and has always been operated in all material respects in accordance with the requirements of all applicable Law.

                  (d) No Employee Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of Seller or any ERISA Affiliates for periods extending beyond their retirement or other termination of service (other than (i) group health plan continuation coverage mandated by applicable Law,
(ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Seller or an ERISA Affiliate or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary)). No amounts payable under the Employee Benefit Plans will fail to be deductible for federal income tax purposes by virtue of
Section 280G of the Code.

                  (e) Other than workers' compensation insurance, with respect to each Employee Benefit Plan that is funded wholly or partially through an insurance policy, there will be no liability of Seller or an ERISA Affiliate, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

                  (f) The consummation of the transactions contemplated by this Agreement will not (i) except pursuant to the employment agreements set forth in
Schedule 4.17 and other agreements set forth in Schedule 4.18, entitle any current or former employee or officer of Seller or any of its subsidiaries to severance pay, unemployment compensation or any other similar payment, (ii) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer, or (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

         4.19 Compliance with Laws. Except as set forth on Schedule 4.19 hereto, Seller has in all Material respects complied with and is in compliance with, Seller has not received notice of any violation of, and Seller is not aware of any investigation related to, any and all Laws regulating or relating to the Business or the Purchased Assets, including, without limitation, those relating to employment discrimination, occupational safety, conservation, corrupt practices, Environmental Laws and any and all Orders of any Governmental Authority applicable to Seller, the Business or the Purchased Assets.

         4.20 Environmental Protection. To the best knowledge of Seller, Seller possesses all Permits which are required under Environmental Laws. Seller is in Material compliance with all Environmental Laws and with the terms and conditions of all such Permits. Seller is not aware of, nor has received written notice of any circumstances or claim which may Materially interfere with or prevent continued compliance, or which may give rise to any Material common law or legal liability, or otherwise form the basis of any Material claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance. Without limiting the generality of the foregoing, with respect to any Real Property owned, leased or otherwise used by Seller in connection with the Business, except as set forth on
Schedule 4.20 hereto: (i) Seller has not nor, to the best knowledge of Seller, have any prior owners or operators of such premises, used such premises for the generation, storage, transportation, treatment, disposal or handling of hazardous materials or substances, nor caused or suffered any spill, discharge, release or contamination of or by Hazardous Substances at, on or under such premises; (ii) there are not now any underground storage tanks located at, on or under such premises, nor, to the best knowledge of Seller, have there ever been such tanks at, on or under such premises; (iii) Seller is not required to file an emergency and hazardous chemical inventory form under EPCRA with respect to such Real Property; and (iv) to the best knowledge of Seller, the premises covered by the Property Leases do not contain any asbestos-containing materials.

         4.21 Permits. Attached hereto as Schedule 4.21 is a true and complete list of all Permits held by Seller which are related to the operation or ownership of the Business or the Purchased Assets (the "Material Permits"), and all applications for any such Material Permits which are pending. Seller acknowledges that all medical manufacturer permits, qualifications, certifications and licenses are considered Material Permits. Except as disclosed on Schedule 4.21, (i) each of the Material Permits is transferable to Purchaser without the consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or, in the case of medical manufacturer permits, qualifications, certifications and licenses, the entity responsible for issuing such item, (ii) Seller has obtained and maintains all Material Permits and all Material Permits are in full force and effect and (iii) there is no action or proceeding which might result in a termination, suspension, limitation, revocation, impairment, forfeiture or nonrenewal of any such Permit nor, to the best knowledge of Seller, is there any fact or state of facts existing which might result in, nor is there any basis for, any such termination, suspension, limitation, revocation, impairment, forfeiture or nonrenewal.

         4.22 Compliance with Other Instruments. Seller is not in violation or default in any respect of any provision of its Certificate of Incorporation or Bylaws, Memorandum of Association or Articles of Association (as the case may be) or, except as set forth in Schedule 4.22, of any mortgage, indenture, agreement, instrument, or contract to which it is a party or by which it or any of the Purchased Assets is bound or, to the best knowledge of Seller, of any Order applicable to Seller or any of the Purchased Assets.

         4.23 Insurance. All property and liability insurance coverage presently in effect and relating to the Business and the Purchased Assets is listed on
Schedule 4.23 ("Insurance Policies"). There are no pending or, to the best knowledge of Seller, threatened disputes with underwriters under any such Insurance Policies, and all premiums due and payable thereunder have been paid. Each Insurance Policy is valid and enforceable in accordance with its terms and in full force and effect. Seller has not received notice of any default, cancellation or nonrenewal under any such Insurance Policy, nor of any misrepresentation or inaccuracy in any application therefor, which default, misrepresentation or inaccuracy would give the insurer the right to terminate such Insurance Policy or to refuse to pay a claim thereunder. Except for claims set forth on Schedule 4.23, as of the date hereof there is no outstanding unpaid claim or claims against Seller under the Insurance Policies relating to the Business or the Purchased Assets. Schedule 4.23 sets forth all claims related to the Business or the Purchased Assets and made by any Seller under any insurance policy during the three (3) years preceding the Closing Date.

         4.24 Litigation. Except as set forth on Schedule 4.24 hereto there is no action, suit, arbitration, or other legal or administrative proceeding or investigation before any Governmental Authority pending or, to the to the best knowledge of Seller, threatened against or otherwise affecting Seller, the Business, or the Purchased Assets. To the best knowledge of Seller, there is no fact or state of facts which might result in, nor is there any basis for, any such action, suit, arbitration, or other proceeding or investigation. Except as set forth in Schedule 4.24 hereto, Seller is not a party to, nor is the Business or the Purchased Assets subject to, any Order of any Governmental Authority. Except as set forth on Schedule 4.24 hereto, other than any of the following in connection with Excluded Liabilities, there is no action, suit, arbitration, or other proceeding by Seller currently pending or that Seller currently intends to initiate. Schedule 4.24 sets forth all legal proceedings in which any Seller has been a party within the three (3) years preceding the Closing Date, together with a reasonably detailed description of the current status of each legal proceeding. Purchaser has been provided on or prior to the Closing Date true and complete copies of all complaints, pleadings and filings related to all currently pending legal proceedings, in each case as amended.

         4.25 Customers. Attached hereto as Schedule 4.25 is a true and complete list of Seller's customers for the calendar year ended December 31, 2000. None of the customers listed on Schedule 4.25 have indicated to Seller that it does not intend to continue its existing relationship with Seller after the transactions contemplated hereby.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller, as of the date of this Agreement and as of the Closing Date, as follows, each of which shall be deemed to be independently Material and to have been relied upon by Seller:

         5.1 Organization; Standing; Qualification. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas, and has all requisite corporate power and authority to purchase, own and operate the Purchased Assets and the Business in the manner now conducted and as proposed to be conducted. Purchaser is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the character of the property owned or the nature of the business transacted by it makes such qualification necessary.

         5.2 Corporate Authority. Purchaser has full corporate power and authority to execute and deliver this Agreement and the-documents and instruments to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the documents and instruments to be executed and delivered by it pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Managers of Purchaser, do not require any further corporate proceedings on the part of Purchaser, and do not and will not violate or conflict with the Certificate of Incorporation or Bylaws of Purchaser. This Agreement and the documents and instruments to be executed and delivered by it pursuant hereto have been and will be duly and validly executed and delivered by Purchaser and this Agreement and the documents and instruments to be executed and delivered by it pursuant hereto constitute valid and binding agreements of Purchaser, enforceable against Purchaser in accordance with their terms, except to the extent to which such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and by general principles of equity.

         5.3 Consents and Approvals; No Violations. The execution and delivery by Purchaser of this Agreement and the other documents and instruments to be executed and delivered by it pursuant hereto, and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, amendment, acceleration, cancellation, suspension, impairment, forfeiture or nonrenewal under, any of the terms, conditions or provisions of any agreement, instrument or obligation by which Purchaser or any of its assets or properties is bound, result in a violation of any Laws or any Order of any Governmental Authority by which Purchaser is bound.

         5.4  Receipt of Funds.  As of the date hereof, Purchaser has available
              ----------------
all funds required in order to consummate the transactions contemplated hereby.

                                   ARTICLE VI
                    CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

         6.1 Conduct of Business. From the date hereof until the Closing, Seller shall conduct its business and operations in accordance with past practice and in the ordinary course of business, shall maintain Seller's current business organization and goodwill, shall use its best efforts to continue to retain the services of its present officers, employees and consultants, shall preserve its relationship with customers, suppliers and others having business dealings with Seller, and shall not enter into any transaction or perform any act which would constitute a breach of the representations, warranties, covenants or agreements contained herein.

         6.2 Certain Changes or Events. From the date hereof until the Closing, Seller shall not make, permit or suffer to occur, or enter into any contract, agreement or commitment with respect to, or propose or authorize, any of the changes or events described in clauses (a) through (p) of Section 4.15.

         6.3 Employees. (a) From the date hereof until the Closing, Seller shall use its best efforts to keep available for employment by Purchaser the Employees of Seller, without making any increase after the date hereof in the compensation, current or deferred, payable to such employees, without the prior written consent of Purchaser in each instance. Seller will cooperate fully with Purchaser so that Purchaser may hire all of such employees. Seller further agrees that it will not, from the date hereof until the Closing, hire, increase the compensation of, award or pay any bonus to, or enter into, amend or terminate any oral or written employment arrangement or agreement (including any equity incentive arrangement) with, any director, officer, employee, agent or other individual.

                  (b) As of the time immediately following the Closing (and without limiting Purchaser's rights described in the proviso below) Purchaser agrees to assume the employment agreements set forth on Schedule 4.17 and the employment of all of the Employees, with reasonable compensation and benefit plans, programs and policies and fringe benefits consistent with Purchaser's policies as in effect on the Closing Date; provided, however, that nothing contained herein shall preclude Purchaser from, any time after the Closing Date, terminating or otherwise changing the terms of employment of any Employee or any such compensation and benefit plans, programs, policies or fringe benefits, in its sole discretion. To the extent practicable, each Employee shall be given credit for all service with the Company under all employee benefit plans, programs and policies and fringe benefits of Purchaser in which he or she becomes a participant for purposes of eligibility, vesting and benefit accrual; but, the foregoing shall not apply to any equity or stock based incentive plans or programs, and furthermore shall be limited in application to the extent consistent with Purchaser's existing benefit plans, programs, policies, and practices concerning eligibility, vesting and benefit accrual, taking into account the original date of hire by Seller of the employee.

                  (c) Notwithstanding anything to the contrary herein contained, no Employee or former Employee is or shall be construed as a third party beneficiary under this Section 6.3 or any other provision of this Agreement, the provisions of which may hereinafter be amended at any time in accordance with
Section 12.5 hereof.

                  (d) Calumet Coach Employees. (i) The Transfer of Undertakings (Protection of Employment) Regulations 1981 of the United Kingdom (as amended) (the "Transfer Regulations") may apply to the sale and purchase of the Calumet Coach Assets effected by this Agreement and accordingly the contracts of employment between Calumet Coach and the Calumet Coach Employees (save insofar as such contracts relate to any occupational pension scheme) shall transfer to Purchaser with effect from Closing pursuant to the Transfer Regulations.

                  (ii) Subject to the provisions of Article IX, Calumet Coach shall indemnify Purchaser and keep Purchaser indemnified from and against all claims, demands, actions, proceedings, damages, compensation, tribunal awards, fines, costs, expenses and all other liabilities whatsoever arising out of or connected with any claim or other legal recourse by:

                  (A) any of the Calumet Coach Employees which relates to or arises from any actual or alleged act or omission of Calumet Coach (or any other event or occurrence) on or prior to Closing;

                  (B) any trade union or staff association recognized by Calumet Coach in respect of any of the Calumet Coach Employees and/or any representative elected by any of the Calumet Coach Employees which relates to or arises from any actual or alleged act or omission of Calumet Coach (or any other event or occurrence) on or prior to Closing.

                  (iii) The parties intend that the Transfer Regulations shall apply only to the Calumet Coach Employees and accordingly, subject to the provisions of Article IX, Calumet Coach undertakes to indemnify Purchaser and keep Purchaser indemnified from and against all claims, demands, actions, proceedings, damages, compensation, tribunal awards, fines, costs, expenses and all other liabilities whatsoever arising under or in relation to:

                  (A) any contract of employment (including, without prejudice to the generality of the foregoing the termination thereof) with, or

                  (B) any duty or liability of Calumet Coach in relation to any matter whatsoever (whether arising on, before or after Closing) to,

         any former or future employee of Calumet Coach who is not a Calumet Coach Employee at the time of Closing.

         6.4 Assignment of Contracts. (a) Seller will use its best efforts, and Purchaser will cooperate with Seller, to obtain all approvals, consents or waivers necessary to assign to Purchaser all of the Contracts (including Property Leases) or any claim, right or benefit arising thereunder or resulting therefrom as soon as possible; provided, however, that Purchaser shall not be obligated to pay any consideration to the party or entity from whom such approval, consent or waiver is requested.

                  (b) To the extent any of the foregoing approvals, consents or waivers in respect of any Contracts have not been obtained by Seller as of the Closing Date, and without limiting the rights of Purchaser under this Agreement, Seller covenants and agrees that the beneficial interest in and to any such Contract shall, to the extent permitted by the relevant Contract and/or by applicable Law, pass to Purchaser, and Seller covenants and agrees: (i) that it will hold and declare that it holds all such Contracts in trust for the benefit of Purchaser, its successors and assigns, from and after the Closing Date; (ii) to use its best efforts to obtain and secure any and all consents and approvals that may be necessary to effect such assignment or assignments of the same;
(iii) to make or complete such assignment or assignments as soon as reasonably possible; (iv) to cooperate with Purchaser in any other reasonable arrangement designed to enable Seller to fulfill any such Contract until an effective assignment thereof to Purchaser can be obtained, and the parties agree to cooperate and take all necessary actions, including accountings between the parties, to assure that Purchaser shall receive all of such benefits, rights, obligations and duties under such Contracts; and (v) to enforce, at the request of Purchaser and at the expense and for the account of Purchaser, any rights, claims or benefits of Seller arising in respect of such Contract against any party or entity (including the right to elect to terminate any such right, claim or benefit in accordance with the terms thereof upon the written notice of Purchaser). The provisions of this Section 6.4(b) do not constitute a waiver of the conditions to Closing contained in Section 8.1 hereof.

         6.5 Permits. Seller shall (i) transfer to Purchaser all Permits which are transferable; (ii) use its best efforts to obtain all approvals, consents or waivers of any Governmental Authority necessary to transfer all Permits to Purchaser; and (iii) otherwise assist Purchaser in Purchaser's efforts to obtain and register all Permits in Purchaser's name.

         6.6 Access. From the date hereof until the Closing, Seller shall afford to Purchaser's officers, employees, representatives, agents, consultants and advisors access during normal business hours on prior notice to Seller's chief executive officer to Seller's premises and operations, to its directors, officers, employees, consultants, advisors and agents, and to its books, files and records (whether in paper or electronic format), in order that Purchaser may have full opportunity to make such investigation as it shall desire with respect to the condition of the Business and Purchased Assets, and Seller shall cooperate fully and promptly with Purchaser in such regard. No such investigation, however, shall constitute a waiver or relinquishment by Purchaser of its right to rely upon the representations, warranties, covenants and agreements of Seller as made herein or pursuant hereto.

         6.7 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, and to satisfy all of the conditions to the Closing to be satisfied by such party, including using its best efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Authorities and third parties, and effecting all necessary registrations and filings.

         6.8 Public Disclosure. Prior to the Closing, no party to this Agreement shall directly or indirectly make or cause to be made any public announcement or issue any public notice in any form with respect to this Agreement or the transactions contemplated hereby, without the consent of the other parties hereto except if in the opinion of such party's counsel it is required by Law to make such disclosure. The text of any public announcement or public notice shall be subject to prior written approval of the parties. Prior to the Closing, Seller shall not, and shall exercise its best efforts to prevent its employees and representatives from, purchasing or selling any of the publicly traded securities of Purchaser or any of Purchaser's parent companies, or otherwise engaging in any transaction with respect thereto.

         6.9 Name of Seller. Prior to the Closing Date the Seller shall cause its names to be changed to other names not confusingly similar to its present names "Calumet Coach Company", "Mobil Tech" and "BAF Communications" or any similar names from and after the Closing Date. Seller shall cease all use of such names without obtaining the prior written consent of Purchaser in each instance.

                                   ARTICLE VII
                                     CLOSING

         7.1 Closing Date. The transactions contemplated by this Agreement shall be consummated at a closing (the "Closing"), which shall be held at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 816 Congress Avenue, Suite 1900, Austin, Texas 78701, at 10:00 a.m. on April 30, 2001, except as may be otherwise mutually agreed in writing by the parties hereto. The date on which the Closing actually occurs is referred to herein as the "Closing Date".

                                  ARTICLE VIII
                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

         8.1 Conditions to Obligations of Purchaser. The obligations of Purchaser under this Agreement to consummate the transactions contemplated hereby shall be, at the option of Purchaser, subject to the fulfillment, on or before the Closing Date, of each of the following conditions (provided that Purchaser's election to close despite the non-satisfaction of one or more of the following conditions shall not be deemed a waiver by Purchaser of any of its rights under this Agreement or a waiver by Purchaser of any of Seller's obligations under this Agreement):

                  (a) Representations and Warranties. The representations and warranties of Seller contained in this Agreement and in any other document or instrument to be executed and delivered by it pursuant hereto shall be true in all Material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

                  (b) Performance. Seller shall have performed and complied with all agreements, obligations, covenants and conditions contained in this Agreement and in any other document or instrument to be executed and delivered by it pursuant hereto that are required to be performed or complied with by it on or before the Closing Date.

                  (c) Proceedings and Documents. All corporate and other proceedings of Seller (including all actions of its respective Boards of Directors and shareholders) in connection with this Agreement and the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

                  (d) Consents and Approvals. All consents, approvals, authorizations, exemptions and waivers from third parties and Governmental Authorities that are required by Law or which are necessary in order to enable Purchaser to consummate the transactions contemplated hereby and to operate the Business substantially in the same manner in which Seller has operated the Business prior to the date hereof shall have been duly obtained and effective on and as of the Closing Date. Without limiting the generality of the foregoing, Purchaser shall have obtained (i) all Material Permits registered in its own name, (ii) the written consent, waiver or approval to the assignment of each of the Material Contracts (including Property Leases) by the counterparty thereto to the extent required thereunder, (iii) a consent to transfer of the Purchased Assets upon the terms and conditions stated in this Agreement from each of the holders of the Senior Debt and Subordinated Debt, and each of the holders of any other debt secured by liens against any of the Purchased Assets; provided further that all consents executed by parties pursuant to this clause (iii) must contain an agreement to promptly file any release of liens or similar documentation with the appropriate authorities evidencing the release of all liens related to the Purchased Assets.

                  (e) Deliveries at Closing. Seller shall have executed and delivered to Purchaser such assignments, registrations, endorsements, bills of sale, deeds, assignments and other instruments of transfer and conveyance, and such other agreements, instruments, certificates and documents, all in form and substance reasonably satisfactory to Purchaser, as shall be effective to vest in Purchaser all of the right, title and interest of Seller in and to the Purchased Assets free and clear of all Encumbrances, and as shall be necessary to fully effectuate the transactions contemplated hereby. Seller shall also deliver to Purchaser (i) a true and complete list of all open orders as of the date of the Closing and (ii) all Books and Records, and shall use its best efforts to take all such steps as may be necessary to put Purchaser in actual possession and operating control of the Business and the Purchased Assets.

                  (f) Opinion of Seller's Counsel. Purchaser shall have received from Kramer Levin Naftalis & Frankel LLP, counsel for Seller, an opinion addressed to Purchaser, dated the Closing Date, in substantially the form attached hereto as Exhibit B.

                  (g) Certificate of Executive Officer and CFO of Seller. Purchaser shall have received a certificate, dated the Closing Date, executed by the chief financial officer and another executive officer of Seller, certifying that each of the conditions set forth in Section 8.1(a), (b) and (h) have been satisfied.

                  (h) No Adverse Changes. Between the date of this Agreement and the Closing Date, there shall not have occurred any damage to, or destruction or loss of, any of the Purchased Assets, whether or not covered by insurance, nor shall there have occurred any other event or condition, any of the foregoing of which has had or may reasonably be expected to have a Material adverse effect on the Business or the Purchased Assets, taken as a whole.

                  (i) No Prohibition. No Law or Order of any Governmental Authority shall be in effect which restrains or prohibits Purchaser from consummating the transactions contemplated hereby or which renders it unlawful to consummate such transactions.

                  (j) Escrow Agreements.  Seller and the Escrow Agent shall have
                      -----------------
entered into the Primary Escrow Agreement and the Secondary Escrow Agreement, and such agreements shall be in full force and effect.

                  (k) Creditor Releases. Purchaser shall have received, in form and substance reasonably satisfactory to Purchaser, full releases from each person holding a lien, claim or encumbrance against any Purchased Asset, including, without limitation, the appropriate release filings necessary to evidence the release of the liens in any jurisdiction in which a lien filing was originally made. Furthermore, Purchaser shall have received a consent from each of Kulen Capital, L.P. and IBJ Whitehall Bank & Trust Company, for themselves and for all parties on whose behalf they are legally entitled to act, consenting to the transactions contemplated by this Agreement.

                  (l) Title Insurance and Survey. Purchaser shall have received, in form and substance reasonably satisfactory to Purchaser, all state, county or local declarations, affidavits or transfer statements required in connection with recording or filing the deed for each Owned Real Property; an owner's policy of title insurance or a down date title commitment covering the recording of the deed subject only to the Permitted Encumbrances, and a gap insurance endorsement in the form reasonably satisfactory to Purchaser and its title company; an as-built survey in form and substance satisfactory to Purchaser which shall show all dimensions of an area within the Owned Real Property; the location of any easements, setback lines, encroachments, overlaps, roadways or waterways; the boundary line of all improvements; the surveyor's registered number and seal and the date of the survey; a statement that there is access to and from the Owned Real Property from a publicly-dedicated street or roadway; and any and all other requirements for an American Land Title Association ("ALTA") survey.

                  (m) Expenses. Seller shall have paid its expenses and fees under Sections 12.13, 12.14 and 12.15 excluding any counsel or accounting fees and delivered for filing any forms required under Section 12.14.

         8.2 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby shall be, at the option of Seller, subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (provided that Seller's election to close despite the non-satisfaction of one or more of the following conditions shall not be deemed a waiver by Seller of any of its rights under this Agreement or a waiver by Seller of any of Purchaser's obligations under this Agreement):

                  (a) Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement and in any other document or instrument to be executed and delivered by it pursuant hereto shall be true in all Material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

                  (b) Performance. Purchaser shall have performed and complied with all agreements, obligations, covenants and conditions contained in this Agreement and in any other document or instrument to be executed and delivered by it pursuant hereto that are required to be performed or complied with by it on or before the Closing Date.

                  (c) Proceedings and Documents. All corporate and other proceedings of Purchaser (including all actions of its Managers) in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller, and Seller shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

                  (d) Deliveries at Closing. Purchaser shall have executed and delivered to Seller such assumption and other agreements, instruments, certificates and other documents, all in form and substance reasonably satisfactory to Seller, as shall be necessary to fully effectuate the transactions contemplated hereby.

                  (e) Opinion of Purchaser's Counsel. Seller shall have received
                      ------------------------------
from Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for Purchaser, an opinion addressed to Seller, dated the Closing Date, in substantially the form attached hereto as Exhibit C.
                   ---------

                  (f) Certificate of Executive Officer of Purchaser. Seller shall have received from Purchaser a certificate, dated the Closing Date, executed by an executive officer of Purchaser, certifying that each of the conditions set forth in Section 8.2(a) and (b) has been satisfied.

                  (g) Payment of Purchase Price.  Seller shall have received
                      -------------------------
payment of the Purchase Price in the manner set forth in Section 3.1 hereof.

                  (h) No Prohibition. No Law or Order of any Governmental Authority shall be in effect which restrains or prohibits Seller from consummating the transactions contemplated hereby or which renders it unlawful to consummate such transaction.

                  (i)      Escrow Agreements.  Purchaser and the Escrow Agent
                           -----------------
shall have entered into the Primary Escrow Agreement and the Secondary Escrow Agreement, and such agreements shall be in full force and effect.

                                   ARTICLE IX
                                 INDEMNIFICATION

         9.1 Survival. The representations, warranties, covenants and other agreements of the parties contained herein, or in any signed writing delivered pursuant hereto or in connection herewith shall survive for the Survival Period; provided, however, that any such representation, warranty, covenant or agreement which is the subject of a claim asserted in writing by a party prior to the expiration of the Survival Period shall survive with respect to such claim until the final resolution thereof.

         9.2      Indemnification by Seller.

                  (a) Seller shall indemnify Purchaser and its Affiliates (which include, without limitation, the UK Subsidiary), partners, principals, officers, managers, members, employees, independent contractors, agents and representatives, in their capacities as such, and the successors, heirs and personal representatives of any of them (collectively, "Purchaser Indemnified Parties") against and hold them harmless from any and all damage, claim, loss, liability and expense (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses) and amounts paid in settlement (collectively, net of any tax effects arising as a result of indemnification, "Damages") incurred or suffered by any Purchaser Indemnified Party arising out of or relating to (i) any breach of any representation, warranty, covenant or other agreement of any Seller contained herein, (ii) the Excluded Liabilities,
(iii) any debt, liability or obligation of Seller as of the Closing Date that is not an Assumed Liability, (iv) the ownership, operation and use of the Business or Purchased Assets before the Closing (including, without limitation, the employment of or dealings with the Employees by Seller prior to the Closing), or
(v) the non-compliance by Seller with any applicable bulk transfer provisions of the Uniform Commercial Code.

                  (b) No claim for indemnification shall be made by Purchaser hereunder unless and until the aggregate amount of Damages exceeds $25,000 (the "Minimum Amount"); provided, however, that at such time as the aggregate amount of the Damages exceeds the Minimum Amount, Purchaser may assert a claim for the full amount of such Damages.

                  (c) Seller shall indemnify the present and former officers, directors, employees, stockholders (including, in the case of stockholder Kulen Capital, L.P., the partners and affiliates thereof), agents and representatives of Seller and their successors, heirs and personal representatives, other than
J. Daniel Snyder ("Snyder") and Arch Weil ("Weil") (collectively, the "Individual Indemnified Parties") against, and hold them harmless from, only the following: (i) any and all Damages incurred or suffered by any Individual Indemnified Party arising out of or relating to the actions, proceedings or claims which Snyder or Weil (or any other executive or stockholder acting at their instigation) has asserted or may hereafter assert on the basis of matters occurring on or prior to the Closing Date (collectively, the "Snyder Litigation"), including, without limitation, the currently pending actions titled Snyder v. de Havenon (Circuit Court, Cook County, Illinois), Weil v. de Havenon (Circuit Court, Cook County, Illinois), Snyder v. Calumet Coach Co. (State of Illinois, Department of Labor), and Calumet Acquisition Corp. v. J. Daniel Snyder (American Arbitration Association), (ii) if Purchaser is no longer obligated (and cannot become obligated) in any manner under Section 9.3(d) (giving effect to Mitigating Reimbursements), any and all Damages incurred or suffered by any Named Indemnified Party arising out of or relating to any actions taken or permitted to be taken by such Named Indemnified Party on or prior to the Closing Date in the capacity as an officer, director, employee, stockholder, agent or representative of Seller and (iii) any Damages incurred or suffered by any Named Indemnified Party for which (A) the Named Indemnified Party is entitled to seek indemnification pursuant to Section 9.3(d), (B) Purchaser is obligated (subject to the stated limitations) to provide indemnification pursuant to Section 9.3(d), and (C) Purchaser refuses or fails to provide indemnification in breach of the terms of Section 9.3(d).

                  (d) The indemnification pursuant to Section 9.2(c) shall not be subject to the Minimum Amount.

                  (e) Any and all liability of Seller under this Agreement, including without limitation this Article IX, shall be satisfied exclusively from the Primary Escrow Amount or the Secondary Escrow Amount, and none of the Purchaser Indemnified Parties, the Named Indemnified Parties or the Individual Indemnified Parties shall have any right to assert a claim against Seller for any Damages, except to the extent payment or reimbursement of such Damages out of the Primary or Secondary Escrow Amount is permitted hereunder and under the respective Escrow Agreement; and, accordingly, that the maximum aggregate amount of the liability of Seller pursuant to Section 9.2(a) shall be the amount of the Primary Escrow Amount less the Accounting Fee Escrow Amount ($750,000), minus any adjustment to the Purchase Price in favor of Purchaser pursuant to Section 3.2, and the maximum aggregate amount of the liability of Seller pursuant to
Section 9.2(c) shall be the amount of the Secondary Escrow Amount ($340,000), minus any Mitigating Reimbursements.

                  Seller expressly acknowledges that it is not (except through Mitigating Reimbursements) entitled to seek payment or reimbursement from the Secondary Escrow Amount for amounts paid in respect of Non-Reimbursable Damages; provided that Seller is entitled to seek reimbursement of Non-Reimbursable Damages if as a condition to the payment of such reimbursement (a "Mitigating Reimbursement"), the maximum indemnification obligation of Purchaser pursuant to
Section 9.3(d) is reduced, dollar for dollar by such reimbursement, or is already zero. Seller further acknowledges that neither Purchaser nor the Escrow Agent shall have any obligation or responsibility to ensure that the Secondary Escrow Amount is distributed or allocated evenly (or in any manner other than on a first come first serve basis) among the Individual Indemnified Parties.

         9.3      Indemnification by Purchaser.

                  (a) Purchaser shall indemnify Seller and its Affiliates, partners, principals, officers, directors, employees, independent contractors, agents and representatives, in their capacities as such, and the successors, heirs and personal representatives of any of them (collectively, the "Seller Indemnified Parties") against and hold them harmless from any and all Damages incurred or suffered by any Seller Indemnified Party arising out of or relating to (i) any breach of any representation, warranty, covenant or other agreement of Purchaser contained herein, (ii) the ownership of the Business or Purchased Assets on or after the Closing and (iii) the Assumed Liabilities.

                  (b) No claim for indemnification shall be made by Seller hereunder unless and until any or all Damages exceeds the Minimum Amount; provided, however, that at such time as the aggregate amount of the Damages exceeds the Minimum Amount, Seller may assert a claim for the full amount of such Damages.

                  (c) The maximum aggregate amount of the liability of Purchaser pursuant to this Section 9.3 shall be $750,000.

                  (d) Purchaser shall indemnify Keith F. Moore, Blake A. Bonyko, Frederick J.C. Butler, Butler, Chapman & Co.LLC, Michael H. de Havenon, and Robert S. Everett (the "Named Indemnified Parties"), and hold them harmless from, only the following: (i) any and all Damages arising out of or relating to any actions taken or omitted to be taken on or prior to the Closing Date in the capacity as an officer, director, employee, stockholder, agent or representative of Seller, and (ii) if the entire Secondary Escrow Amount has been disbursed by the Escrow Agent pursuant to the Secondary Escrow Agreement, any and all Damages incurred or suffered by a Named Indemnified Party arising out of or relating to the Snyder Litigation. Notwithstanding the foregoing, the maximum aggregate amount of the liability of Purchaser pursuant to this Section 9.3(d) cannot exceed $200,000 minus all Mitigating Reimbursements.

                  (e) The indemnification pursuant to Section 9.3(d) shall not be subject to the Minimum Amount. However, except with respect to the last claim, if any, for indemnification pursuant to Section 9.3(d), Purchaser is only obligated to make disbursements pursuant to Section 9.3(d) when the total of unpaid claims from time to time exceeds $1,000.

         9.4 Indemnification; Notice and Settlements. A party seeking indemnification pursuant to Sections 9.2 or 9.3 (an "Indemnified Party") with respect to a claim, action or proceeding by a person who is not a Purchaser Indemnified Party or a Seller Indemnified Party shall give prompt written notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder; provided that the failure to give such notice shall not affect the Indemnified Party's rights to indemnification hereunder, unless such failure shall prejudice in any material respect the Indemnifying Party's ability to defend such claim, action or proceeding. The Indemnifying Party shall have the right to assume the defense of any such action or proceeding at its expense, with counsel approved by the Indemnified Party (which approval will not be unreasonably withheld) so long as
(a) the Indemnifying Party acknowledges its responsibility to indemnify the Indemnified Party with respect to such claim, action or proceeding, (b) such claim, action or proceeding involves only money damages and does not seek an injunction or other equitable relief, and (c) the Indemnifying Party conducts the defense of such claim, action or proceeding actively and diligently. If the Indemnifying Party shall elect not to assume the defense of any such action or proceeding, or fails to make such an election within 20 days after it receives such notice pursuant to the first sentence of this Section 9.4, or if the Indemnifying Party shall fail to continue to assume the defense of such claim, action or proceeding in accordance with this section, the Indemnified Party may assume such defense at the expense of the Indemnifying Party and shall have the right to compromise or settle such claim, action or proceeding at the expense of the Indemnifying Party. The Indemnified Party shall have the right to participate in (but not control) the defense of an action or proceeding defended by the Indemnifying Party hereunder and to retain its own counsel in connection with such action or proceeding, but the fees and expenses of such counsel shall be at the Indemnified Party's expense unless (i) the Indemnifying Party and the Indemnified Party have mutually agreed in writing to the retention of such counsel (and, with respect to the Named Indemnified Parties' and the Individual Indemnified Parties' counsel in the Snyder Litigation, the parties hereby agree that the foregoing Indemnified Parties may select counsel of their own choosing) or (ii) the named parties in any such action or proceeding (including impleaded parties) include the Indemnifying Party and the Indemnified Party, and representation of the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict (in which case, unless otherwise agreed by the Indemnified Party, the Indemnifying Party shall not be permitted to assume the defense of such claim, action or proceeding); provided that, unless otherwise agreed by the Indemnifying Party, if the Indemnifying Party is obligated to pay the fees and expenses of such counsel, the Indemnifying Party shall be obligated to pay only the fees and expenses associated with one attorney or law firm (plus local counsel as required), as applicable, for the Indemnified Party. So long as the Indemnifying Party has continued to assume the defense of a claim, action or proceeding in accordance with this Section 9.4, an Indemnifying Party shall not be liable under Section 9.2 or 9.3 for any settlement effected without its written consent, which consent will not be unreasonably withheld, of any claim, action or proceeding in respect of which indemnity may be sought hereunder (except that the Snyder Litigation may be settled for an amount equal to the then remaining amount of the Secondary Escrow Amount without consent or approval).

         9.5 Sole Remedy. An indemnified party's rights to indemnification under this Article IX are the exclusive remedy of such party with respect to any claim whatsoever which such party may have against another party hereto arising out of or relating to this Agreement (or the breach thereof).

                                    ARTICLE X
                              ACTIONS AFTER CLOSING

         10.1 Access to Books and Records. From and after the Closing Date, Purchaser shall maintain such books and records of the Business as have been delivered to it by Seller for a period of seven (7) years and shall provide Seller and its representatives reasonable access thereto in order to enable Seller to (a) prepare its financial statements, (b) prepare its tax returns, (c) respond to tax audits, claims and assessments and (d) perform any other acts reasonably related to Seller's former interest in the Business.

         10.2 Further Assurances. Whenever and so often as requested by Purchaser, Seller will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things, as may be necessary and reasonably required in order to further and more fully vest in Purchaser all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement. Without limiting the generality of the foregoing, Seller agrees to (a) deliver at the Closing an account summary dated within two days of the Closing for each deposit account maintained by Seller, together with a cashier's check (or form of payment satisfactory to Purchaser) transferring to Purchaser all cash on hand in Seller's deposit accounts, (b) close all deposit accounts of Calumet Coach within two (2) business days following the Closing and (c) hold in trust for Purchaser and promptly remit to Purchaser any payments that Seller receives in respect of the Purchased Assets, or in respect of the Business conducted with the Purchased Assets following the Closing..

         10.3 Mail Received After Closing. From and after the Closing, Purchaser may receive and open all mail addressed to Seller and deal with the contents thereof in its sole discretion to the extent that such mail or the contents thereof relate to the Business, the Purchased Assets or the Assumed Liabilities.

                                   ARTICLE XI
                            TERMINATION OF AGREEMENT

         11.1 Events of Termination.  This Agreement may be terminated, and the
              ---------------------
transactions contemplated hereby may be abandoned, at any time prior to Closing:

                  (i)      by the mutual consent of Purchaser and Seller;

                  (ii) by Purchaser, if Seller breaches in any Material respect any of its representations, warranties, covenants or agreements contained in this Agreement and such breach is not cured within thirty
         (30) days after written notice thereof;

                  (iii) by Seller, if Purchaser breaches in any Material respect any of its representations, warranties, covenants or agreements contained in this Agreement and such breach is not cured within thirty
         (30) days after written notice thereof; or

                  (iv) by either Purchaser or Seller, if (A) any of the conditions to such party's obligations to consummate the transactions hereunder is not fulfilled (or waived in writing by the party for whose benefit the conditions exist) on or prior to the date scheduled for the Closing; or (B) the Closing has not occurred on or prior to May 15, 2001; provided, however, that a party may not terminate pursuant to this clause B if its breach has been the cause of such failure to close.

         11.2 Effect of Termination. In the event that either party shall elect to terminate this Agreement pursuant to any provision contained herein expressly giving such party the right to terminate this Agreement, this Agreement shall forthwith terminate and have no further effect, and no party shall have any further obligation or liability (except with respect to those provisions hereof which expressly survive any termination of this Agreement).

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, the documents and instruments to be executed and delivered pursuant hereto and the confidentiality agreement between the parties constitute the entire agreement among the parties with respect to the subject matter hereof, supercede all prior agreements and understandings among the parties with respect thereto, and no party shall be liable or bound to any other party in any manner by any promises, conditions, warranties, representations, or covenants except as specifically set forth herein or therein.

         12.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that no party may assign this Agreement without prior written consent of the other. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         12.3 Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Texas, excluding its conflicts of law principles.

         12.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         12.5 Waiver of Compliance. Without limiting Purchaser's right to indemnification pursuant to Section 9.2(a) for Damages incurred as a result of third party claims, suits or proceedings, Purchaser agrees that Seller's non-compliance with any applicable bulk transfer provisions of the Uniform Commercial Code will not be deemed a breach or default under any representation or warranty by Seller made under or in connection with this Agreement.

         12.6 Amendments and Waivers. This Agreement may not be modified, nor may any term or provision hereof be waived or discharged, except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or discharge is sought. No such waiver or discharge shall be deemed to be or shall constitute a waiver or discharge with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or discharge shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or discharge.

         12.7 Arbitration. Any controversy or claim arising out of or relating to this Agreement or any transaction contemplated hereby shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Within 15 business days after the commencement of arbitration, each party shall select one person to act as arbitrator and the two selected shall select a third arbitrator within 10 business days of their appointment. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association. The parties expressly agree to waive all rights of appeals relating to the award of the arbitrators, which award shall be the sole and exclusive remedy regarding any and all claims and counterclaims with respect to the subject matter of the arbitrated dispute. The place of arbitration shall be Austin, Texas.

         12.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.9 Captions. The table of contents, headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         12.10 Certain References. The term "herein," "hereof" "hereunder" or similar terms used in this Agreement refer to this entire Agreement and not to the particular provision in which the term is used. Unless otherwise stated, all references herein to Articles, Sections, subsections or other provisions are references to Articles, Sections, subsections or other provisions of this Agreement.

         12.11 Interpretation. The parties hereto acknowledge and agree that:
(i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

         12.12 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon delivery, if delivered personally, (ii) three (3) Business Days after deposit in the United States mail, if sent by registered or certified mail, return receipt requested, postage prepaid (provided that such method of notice shall be acceptable only if posted in the United States to a United States address), (iii) the second business day after deposit with a nationally recognized overnight courier service, if sent by courier service, or
(iv) upon confirmation of receipt, if sent by facsimile transmission, and, in any case, properly addressed to the parties as follows:

IF TO PURCHASER:           AK Associates, LLC
                             1301 Capital of Texas Hwy., Suite C-300
                             Austin, Texas 78746
                             Attn:  President
                             Telecopier:  (512) 328-8510

                             with a copy to (which shall not constitute notice):

                             Akin, Gump, Strauss, Hauer & Feld, LLP
                             816 Congress Avenue, Suite 1900
                             Austin, Texas 78701
                             Attn:  Timothy L. LaFrey
                             Telecopier:  (512) 703-1111

IF TO SELLER:              Kulen Capital, L.P.
                             45 Rockefeller Plaza, Suite 2408
                             New York, New York 10111
                             Attn: Michael H. de Havenon
                             Telecopier: (212) 218-5145

                             with a copy to (which shall not constitute notice):

                             Kramer Levin Naftalis & Frankel LLP
                             919 Third Avenue
                             New York, New York 10022
                             Attn: Michael S. Nelson
                             Telecopier: (212) 715-8000

or to such other address or addresses as a party may from time to time designate as to itself, by notice as provided herein, provided that any such notice shall be deemed effectively given only upon receipt.

         12.13 Finders' Fees. Except for a finder's fee payable by Purchaser to Aspen Advisors, Seller, on the one hand, and Purchaser, on the other hand, represents to the other that it neither is nor will be obligated to pay any finder's fee, brokerage commission or similar fee in connection with this transaction, and that it has dealt with no finder, broker or other third party in connection with this transaction, other than Butler Chapman. Seller agrees to pay any such fee or commission due or to become due to Butler Chapman. Purchaser agrees to indemnify and hold harmless Seller from any liability for any commission or compensation in the nature of a finder's fee, brokerage commission or similar fee (and the costs and expenses, including, without limitation, reasonable attorneys' fees, of defending against such liability or asserted liability) incurred by Seller, including any arising out of any breach of Purchaser's foregoing representation. Seller agrees to indemnify and hold harmless Purchaser and its affiliates from any liability for any commission or compensation in the nature of a finder's fee, brokerage commission or similar fee (and the costs and expenses, including, without limitation, reasonable attorneys' fees, of defending against such liability or asserted liability) incurred by Purchaser arising out of (i) any claim or demand of Butler Chapman or (ii) any breach of Seller's foregoing representation. The provisions of this
Section 12.13 shall survive the Closing or any termination of this Agreement.

         12.14 Expenses. Each of the parties shall bear its own expenses, including but not limited to counsel and accounting fees, in connection with the transactions contemplated hereby. Seller agrees to pay any documentary, stamp or transfer taxes that may be payable in connection with the execution, delivery and performance of this Agreement or the transfer of any or all of the Business or the Purchased Assets, and shall indemnify Purchaser against any liability for payment thereof and shall furnish to Purchaser evidence of payment at Closing. Seller shall pay for the costs of an owner's policy of title insurance for each Real Property issued in the allocated amounts for each as incorporated into the Interim Balance Sheet. Seller shall prepare and file any required tax returns and disclosure forms under the Illinois Responsible Property Transfer Act, and other required documents with respect to such taxes.

                            [SIGNATURE PAGE FOLLOWS]

KL2:2093600.1



                                SIGNATURE PAGE TO

                        ASSET PURCHASE AND SALE AGREEMENT

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                 CALUMET ACQUISITION CORP.


                 By:
                          --------------------------------------------
                 Name:
                       -----------------------------------------------
                 Title:
                        ----------------------------------------------

                 CALUMET COACH COMPANY


                 By:
                          --------------------------------------------
                 Name:
                       -----------------------------------------------
                 Title:
                        ----------------------------------------------

                 CALUMET COACH COMPANY, LTD.


                 By:
                          --------------------------------------------
                 Name:
                       -----------------------------------------------
                 Title:
                        ----------------------------------------------

                 MOBIL TECH, INC.


                 By:
                          --------------------------------------------
                 Name:
                       -----------------------------------------------
                 Title:
                        ----------------------------------------------

                 BAF COMMUNICATIONS CORP.


                 By:
                          --------------------------------------------
                 Name:
                       -----------------------------------------------
                 Title:
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                 AK ASSOCIATES, LLC


                 By:
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                 Name:
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                 Title:
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